SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 26, 2005
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      ITEM 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers

Effective August 1, 2005, the Board Of Directors of Borders Group, Inc. (the “Company”) appointed Donald G. Campbell, Brian T. Light and Michael Weiss to the Company’s Board of Directors. With the new appointments, the Borders Group Board of Directors is restored to 10 members.

Mr. Campbell, 53, is Senior Executive Vice President, Chief Administrative and Business Development Officer of The TJX Companies, Inc. TJX is the largest global off-price retailer of apparel and home fashions with sales of $15 billion and more than 2,200 stores. He has served in this post since early 2004 and is responsible for TJX's worldwide systems, real estate, new business development and human resources activities. He joined TJX in 1973 and has held a series of increasingly responsible management positions including Chief Financial Officer, which he was named in 1989, with responsibility for finance, accounting, and new business development. Mr. Campbell served TJX as Senior Vice President from 1989 to 1996 and Executive Vice President from 1996 to 2004. He holds a bachelor's degree in Finance and a master's of Business Administration degree, both from Western New England College, Springfield, Mass. He will serve on the Audit Committee of the Borders Group Board of Directors.

Mr. Light, 41, is Executive Vice President, Business Delivery for Staples, Inc. Staples is the world's largest office products company with sales of $14.4 billion and approximately 1,695 superstores. In his current position, which he has served in since 2002, Mr. Light leads the public catalog and e-commerce business for Staples in the U.S. and Canada. He also leads Staples’ New Business Development organization, identifying growth vehicles and partnership opportunities. From 1998 until his appointment to his current position, Mr. Light served as Executive Vice-President/Senior Vice-President and Chief Information Officer for Staples. He led the Information Systems function supporting Staples corporate, U.S. retail and North American delivery operations. Before joining Staples, Mr. Light was employed from 1986 through 1998 by Accenture, most recently as an Associate Partner with specialization in the consumer packaged goods industry. Mr. Light holds a bachelor’s degree in Economics from the University of California at Irvine. He will serve on the Audit Committee of the Borders Group Board of Directors.

Mr. Weiss, 64, is the retired President and Chief Executive officer of Express, a subsidiary of Limited Brands, Inc. He served in that capacity from 1997 to 2004. Mr. Weiss joined Limited in 1981 as merchandise manager for Express and rose to the position of President of Express, serving in that capacity from 1982 to 1993. He was named Vice Chairman of Limited in 1993, and served in that post until 1997. Mr. Weiss returned to Express in January 1997, serving as President and Chief Executive Officer until his retirement in 2004. He is currently a member of the Board of Directors of Payless ShoeSource, Inc. Mr. Weiss holds a bachelor’s degree in English from Syracuse University. He will serve on the Compensation Committee of the Borders Group Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: July 26, 2005	By:	/s/ EDWARD W. WILHELM
Edward W. Wilhelm
Chief Financial Officer
(Principal Financial and
Accounting Officer)